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                                                                    EXHIBIT 99.3



                          CMC SECURITIES CORPORATION II
                                   LISTING OF
                     OFFICER'S CERTIFICATES OF THE SERVICERS



                                                                                                       DATE OF
                        SERVICER                                                                      CERTIFICATE
-------------------------------------------------------------                                    -------------------
ABN AMRO Mortgage Group, Inc.                                                                          March 1, 2000
Atlantic Mortgage and Investment Corporation                                                       February 18, 2000
Bank of America Mortgage, LLC                                                                         March 24, 2000
BB&T Financial Corporation (BB&T Mortgage)                                                            March 28, 2000
Charter Mortgage & Investments, Inc. (First Commercial)                                                          N/A
Chase Manhattan Mortgage Corporation                                                                  March 31, 2000
Citfed Mortgage Corporation of America                                                                 July 10, 1998
Colonial Savings, F.A.                                                                             December 31, 1998
Companion Servicing Company, L.L.C.                                                                  August 26, 1998
CU Mortgage Corporation                                                                               March 26, 1999
First Federal Savings Bank of America                                                                            N/A
First Nationwide Mortgage Corporation                                                                 March 29, 2000
First Union Mortgage Corporation                                                                     August 13, 1998
GE Capital Mortgage Services, Inc.                                                                  January 28, 2000
GMAC Mortgage Corporation                                                                             March 31, 1998
M&T Mortgage Corporation                                                                           February 26, 1999
Matrix Financial Services Corporation                                                                 March 20, 2000
Mercantile Bank N.A.                                                                                  March 16, 2000
Mitchell Mortgage Corporation                                                                      February 11, 2000
Navy Federal Credit Union                                                                           January 28, 2000
Old Kent Mortgage Services, Inc.                                                                      March 31, 2000
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)                                            April 25, 2000
Standard Mortgage Corporation                                                                                    N/A
Suntrust Mortgage, Inc.                                                                               March 23, 2000
Town & Country Mortgage Co.                                                                        February 23, 2000
Universal American Mortgage Company                                                                   March 10, 2000
Western Financial Savings Bank, F.S.B.                                                                March 30, 1999
York Financial Corp.                                                                              September 25, 2000